EXHIBIT 23.1


             Consent of Independent Accountants


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-2858, 333-
2636, and 333-37483) of The Earthgrains Company of our report dated April 28, 2000 relating to the financial statements, which appears in this Form 8-K.


/s/ PRICEWATERHOUSECOOPERS LLP
    PricewaterhouseCoopers LLP

St. Louis, Missouri
May 30, 2000